EX-23.1 CONSENT OF HJ & ASSOCIATES CPA'S, L.L.C.




                             HJ & ASSOCIATES, L.L.C.
                  Certified Public Accountants and Consultants
                        50 South Main Street, Suite 1450
                           Salt Lake City, Utah 84144
                     Tel: (801) 328-4408 Fax: (801) 328-4461



                         CONSENT OF INDEPENDENT AUDITORS

Board of Directors and Shareholders
Equity Technologies & Resources, Inc.


We hereby consent to the use of our audit report dated April 14, 2001 for the year ended December 31, 2000, which is incorporated by reference in this Form S-8 of Equity Technologies & Resources, Inc. and to all references to our firm in this Form S-8.

HJ & Associates, LLC
Salt Lake City, Utah
July 23, 2001